American Funds Mortgage Fund One Market, Steuart Tower, Suite 2000 San Francisco, California 94105 Phone (415) 421-9360 Fax (415) 393-7140

February 28, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$145
Class B	$1
Class C	$5
Class F1	$4
Class F2	$3
Total	$158
Class 529-A	$1
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$1
Class R-2	$1
Class R-3	$2
Class R-4	$2
Class R-5	$3
Class R-6	$989
Total	$999

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0347
Class B	$0.0231
Class C	$0.0225
Class F1	$0.0345
Class F2	$0.0411
Class 529-A	$0.0335
Class 529-B	$0.0211
Class 529-C	$0.0213
Class 529-E	$0.0287
Class 529-F1	$0.0379
Class R-1	$0.0223
Class R-2	$0.0223
Class R-3	$0.0284
Class R-4	$0.0337
Class R-5	$0.0406
Class R-6	$0.0422

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	4,991
Class B	24
Class C	322
Class F1	163
Class F2	101
Total	5,601
Class 529-A	48
Class 529-B	3
Class 529-C	23
Class 529-E	12
Class 529-F1	5
Class R-1	50
Class R-2	58
Class R-3	58
Class R-4	54
Class R-5	84
Class R-6	25,003
Total	25,398

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$9.78
Class B	$9.78
Class C	$9.78
Class F1	$9.78
Class F2	$9.78
Class 529-A	$9.78
Class 529-B	$9.78
Class 529-C	$9.78
Class 529-E	$9.78
Class 529-F1	$9.78
Class R-1	$9.78
Class R-2	$9.78
Class R-3	$9.78
Class R-4	$9.78
Class R-5	$9.78
Class R-6	$9.78